UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2022

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142-F North Road, Suite 150 Sudbury, MA 01776	01776
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

One Newton Executive Park, Suite 202, Newton, Massachusetts 02462

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALNA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders (the “Special Meeting”) of Allena Pharmaceuticals, Inc. (the “Company”) held on August 4, 2022, the following proposals were submitted to the stockholders of the Company:

Proposal 1:	Approval of an amendment to our amended and restated certificate of incorporation, as amended, in the form attached to the Company’s Proxy Statement for the Special Meeting filed with the SEC on May 24, 2022 (the “Proxy Statement”) as Appendix A, to, at the discretion of the Board, effect a reverse stock split with respect to our issued and outstanding Common Stock, par value $0.001 per share, including any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2022, at a ratio of 1-for-10 to 1-for-100 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of our stockholders and included in a public announcement.

Proposal 2:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal 3:	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

For more information about the foregoing proposals, see the Proxy Statement. At the Special Meeting, there were, represented in person or by proxy, shares of common stock and Series F Non-Convertible Preferred Stock representing 8,053,941,947 votes, or approximately 99.34% of the voting power on the record date, constituting a quorum. As previously described in the Proxy Statement, each share of Series F Non-Convertible Preferred Stock is entitled to 80,000,000 votes per share with respect to Proposal 1 and Proposal 3, and no other voting rights except as required by law or as set forth in the Certificate of Designation. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:	Amendment to Amended and Restated Certificate of Incorporation

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of any whole number between 1-for-10 and 1-for-100, at any time prior to December 31, 2022, with the exact ratio to be set within that range at the discretion of the Company’s Board of Directors, without further approval or authorization of its stockholders.

Votes For	Votes Against	Votes Abstaining
6,408,042,492	1,645,402,536	496,918

Proposal 2:	Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Company’s stockholders ratified Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Votes Abstaining
51,165,891	1,845,689	930,366

Proposal 3:	Adjournment of the Special Meeting

Since there were sufficient votes at the time of the Special Meeting to approve the amendment to the Company’s certificate of incorporation, the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies was not called for at the Special Meeting.

Timing of Reverse Stock Split

The timing and exact ratio of the reverse stock split will be determined by the Company’s board of directors without further approval or authorization of the Company’s stockholders and included in a public announcement once determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2022	Allena Pharmaceuticals, Inc.

	By:	/s/ Richard Katz
Richard Katz, M.D.
Chief Financial Officer